                                                                    Exhibit 99.1

                        [L-3 COMMUNICATIONS LOGO OMITTED]
                        ---------------------------------
                         L-3 COMMUNICATIONS CORPORATION
                                600 Third Avenue
                               New York, NY 10016
                         212-697-1111 Fax: 212-682-9553

                                                               NEWS

Contact: Cynthia Swain
         Vice President, Corporate Communications
         L-3 Communications
         212-697-1111

Contact: Financial Dynamics
         Investors: Eric Boyriven, Olivia Pirovano         For Immediate Release
         Media: Evan Goetz                                 ---------------------
         212-850-5600

             L-3 COMMUNICATIONS ANNOUNCES FIRST QUARTER 2005 RESULTS
        -SALES, OPERATING INCOME AND DILUTED EARNINGS PER SHARE INCREASE
                      29.0%, 31.4% AND 32.3%, RESPECTIVELY

NEW YORK, NY, April 26, 2005 - L-3 Communications (NYSE: LLL) today announced strong results for the 2005 first quarter, including sales of $1,962.5 million, operating income of $199.2 million, diluted earnings per share of $0.86, net cash from operating activities of $129.6 million and free cash flow(1) of $110.4 million.

For the 2005 first quarter, sales increased by $440.9 million, or 29.0%, to
$1,962.5 million from sales of $1,521.6 million for the 2004 first quarter.
Consolidated organic(2) sales growth was 20.0%, or $304.7 million. Organic sales growth for the company's defense businesses was 18.6%, or $257.2 million, driven by continued strong demand for secure communications and intelligence, surveillance and reconnaissance (ISR) systems and products, aircraft modernization, training and government services, training devices, imaging and telemetry products. Organic sales growth for the company's commercial businesses was 33.9%, or $47.5 million, primarily due to volume increases for security products and commercial aviation. The increase in consolidated sales from acquired businesses was 9.0%, or $136.2 million.

Consolidated operating income for the 2005 first quarter increased by 31.4%, to
$199.2 million from $151.6 million for the 2004 first quarter. Consolidated operating income as a percentage of sales (operating margin) increased to 10.2%
for the 2005 first quarter, compared to 10.0% for the 2004 first quarter. The changes in operating margins for the company's segments are discussed below.

Other (income) expense for the 2005 first quarter was primarily comprised of interest income on the company's cash and cash equivalents.

Net income for the 2005 first quarter increased by 42.2%, to $102.4 million, compared to net income of $72.0 million for the 2004 first quarter. Diluted earnings per share (EPS) increased by 32.3%, to $0.86, compared to $0.65 for the
2004 first quarter.

For the 2005 first quarter, funded orders increased by 60.1% to $2,674.1 million, compared to funded orders of $1,670.3 million for the 2004 first quarter. At March 31, 2005, funded backlog was $5,866.9 million, an increase of
23.3%, or $1,109.0 million, over funded backlog of $4,757.9 million at December
31, 2004. The increase in funded backlog from December 31, 2004 to March 31,
2005 attributable to acquired businesses was $397.4 million.

-----------------------------
Notes:

  (1)  See discussions and calculations of free cash flow on the financial tables attached to this press release.

  (2)  Organic sales growth is defined as the current period vs. prior period increase or decrease in sales excluding the increase in sales from acquired businesses.

L-3 COMMUNICATIONS ANNOUNCES FIRST QUARTER 2005 RESULTS                   PAGE 2

Net cash from operating activities for the 2005 first quarter increased by
23.7%, to $129.6 million from $104.8 million for the 2004 first quarter. Free cash flow for the 2005 first quarter increased by 19.6%, to $110.4 million, compared to free cash flow of $92.3 million for the 2004 first quarter.

The company's cash and cash equivalents decreased by $367.2 million to $286.2 million at March 31, 2005, compared to $653.4 million at December 31, 2004. This decrease was primarily due to amounts spent on business acquisitions, partially offset by the company's free cash flow.

Total debt decreased by $2.1 million to $2,187.7 million at March 31, 2005, from
$2,189.8 million at December 31, 2004. Total debt as a percentage of book capitalization (total debt plus minority interest plus shareholders' equity)
decreased to 35.0% at March 31, 2005, from 36.1% at December 31, 2004. Available borrowings under the company's revolving credit facilities were $909.5 million at March 31, 2005.

Shareholders' equity increased by $192.0 million to $3,991.8 million at March
31, 2005, from $3,799.8 million at December 31, 2004. The increase is primarily due to the company's net income earned less dividends paid plus proceeds from the exercise of stock options during the 2005 first quarter.

"I am pleased to report that L-3 began the year with a solid performance in the first quarter," said Frank C. Lanza, chairman and chief executive officer of L-3
Communications. "Among the top performers were training and simulation, aircraft modernization, operations and maintenance, and aviation products, as well as continued strong performance from secure communications and ISR systems and government services."

SEGMENT RESULTS

SECURE COMMUNICATIONS & ISR

Secure Communications & ISR (SC&ISR) 2005 first quarter sales increased by $48.5 million, or 12.6%, to $432.8 million from $384.3 million for the 2004 first quarter. Organic sales growth was $46.2 million, or 12.0%, reflecting continued
strong demand from the U.S. Department of Defense (DoD) and other U.S.
Government agencies for the company's secure network communications and ISR systems. The increase in sales from the BAI Aerosystems business, which was acquired in the fourth quarter of 2004, was $2.3 million. SC&ISR generated operating income of $53.8 million for the 2005 first quarter, compared with
$46.1 million for the 2004 first quarter. Operating margin increased to 12.4%
for the 2005 first quarter, from 12.0% for the 2004 first quarter, primarily due to the growth in sales, partially offset by lower margins on certain contracts that are in the early stages of performance, which replaced sales on certain mature contracts which had higher margins. The 2004 first quarter operating margin also included a loss related to the design, development and testing activities on a production contract for transportable tactical satellite communications terminals. Operating margins for the full year 2005 are expected to be between 12% and 13%.

Orders for the SC&ISR segment were $565.1 million during the 2005 first quarter and included:

o    Contracts in support of the U.S. Air Force Big Safari Logistics program, including Emergency Spares, Repairs and Emergency Support efforts.

o    Additional funding to support the Rivet Joint Fleet, including Programmed
     Depot Maintenance (PDM) and modifications of Rivet Joint 16 to the Rivet
     Joint Enhanced Upgrade Configuration.

o    An award to provide the Integrated Voice Communication System (IVCS) for various ship and submarine classes.

o    A delivery order for the Rover III, Model 300 ManPacks for the U.S. Army.

                                    - more -

L-3 COMMUNICATIONS ANNOUNCES FIRST QUARTER 2005 RESULTS                   PAGE 3

o    Receipt of a purchase order definitizing the Joint Air-to-Surface Standoff
     Missile (JASSM) effort for development of a common weapons data link network.

o    Funding to design and develop space-based encryption for the Mobile User
     Objective System (MUOS), a next generation tactical satellite communications system.

o    Continued funding for Secure Terminal Equipment (STE) to support the U.S.
     Department of Homeland Security (DHS), U.S. Army and U.S. Air Force.

o    Follow-on funding for the building and testing of Tri-band SATCOM terminals for the Italian Navy.

o    A follow-on award in support of the Compass Call Logistics and Depot
     Support efforts.

TRAINING, SIMULATION AND GOVERNMENT SERVICES

Training, Simulation and Government Services (TS&GS) sales for the 2005 first quarter increased by $59.2 million, or 22.0%, to $327.7 million from $268.5 million for the 2004 first quarter. Organic sales growth was $43.0 million, or
16.0%, driven by increased volume in both training and government services. The increase in sales from acquired businesses was $16.2 million. The acquired businesses include Beamhit LLC, D.P. Associates Inc., the General Electric
Driver Development (GEDD) business and Sarnoff Video Security Systems, all of which were acquired in 2004. Operating income was $29.9 million for the 2005 first quarter, compared to $31.9 million for the 2004 first quarter. Operating margin decreased to 9.1% from 11.9% due to changes in contract-type sales mix, higher costs on certain fixed price contracts, lower absorption of indirect costs due primarily to timing and volume and lower margins for acquired businesses. Operating margins for the full year 2005 are expected to be between
10% and 11%.

Orders for the TS&GS segment were $471.8 million during the 2005 first quarter and included:

o    An initial award to support the International Criminal Investigation
     Training Assistance Program (ICITAP) of the U.S. Department of Justice.

o    Incremental funding to support the U.S. Army's Installation Management
     Agency (IMA) in the U.S., Germany and Korea.

o    Incremental funding for continued support of the Defense Intelligence
     Agency (DIA).

o    Incremental funding for continued support of the Targets and
     Countermeasures contract delivery order for the Cobra Dane Target Vehicle.

o    An award to provide training and logistics support for both the B-2 Aircrew
     Training System and Maintenance Training System.

AIRCRAFT MODERNIZATION, O&M(3) AND PRODUCTS

Aircraft Modernization, O&M and Products 2005 first quarter sales increased by
$155.1 million, or 29.7%, to $677.7 million from $522.6 million in the 2004 first quarter. Organic sales growth was $131.6 million, or 25.2%, driven by higher sales on aircraft base operations, support and maintenance, including the
U.S. Army Aviation and Missile Command (AMCOM) contract for the maintenance and logistics support for rotary-wing aircraft at Fort Rucker, Alabama, and an increase in volume for commercial aviation products, due primarily to Federal
Aviation Administration mandates for terrain awareness warning systems (TAWS), which became effective in March 2005. The increase in sales from acquired businesses was $23.5 million.

-------------------------------
  (3) O&M is defined as operations and maintenance.

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L-3 COMMUNICATIONS ANNOUNCES FIRST QUARTER 2005 RESULTS                   PAGE 4

The acquired businesses include AVISYS, Inc. and Northrop Grumman's Canadian
Navigation Systems and Space Sensors System business, both of which were acquired in 2004. Operating income was $75.0 million for the 2005 first quarter, compared with $49.8 million for the 2004 first quarter. Operating margin increased to 11.1% from 9.5%, primarily due to higher sales volume for commercial aviation products and incentive fees earned on the AMCOM contract.
Operating margins for the full year 2005 are expected to be between 10% and 11%.

Orders for the Aircraft Modernization, O&M and Products segment were $1,021.2 million during the 2005 first quarter and included:

o    A sole source award for Enhanced Special Structural Inspections (ESSIs) and
     Center Wing Replacements to address high fatigue areas of the P-3 aircraft.

o    An award to support the AirBorne Sensor (ABS) mission operations program directing the design, development, integration, testing, operation, maintenance, improvements, modification, mission support and data reduction/analysis activities for various aircraft.

o    An award from the U.S. Special Operations Command to convert a UH-60M helicopter to MH-60M prototype configuration and to integrate an alternate engine.

o    An order to provide maintenance support for the Joint Primary Aircraft
     Training System (JPATS).

o    Incremental funding for Contract Field Teams (CFT), including additional funding in support of the deployments in Iraq and Afghanistan.

o    An award to provide Contractor Operated and Managed Base Supply (COMBS) for
     the C-23 Sherpa aircraft fleet.

SPECIALIZED PRODUCTS

Specialized Products sales for the 2005 first quarter increased by $178.1 million, or 51.4%, to $524.3 million from $346.2 million in the 2004 first quarter. Organic sales growth was $83.9 million, or 24.2%, primarily due to higher sales volume for training devices, explosives detection systems (EDS), naval power equipment, imaging products and telemetry products. The increase in sales from acquired businesses was $94.2 million. The acquired businesses include Bay Metals, Brashear LP, the Raytheon Commercial Infrared business and
Cincinnati Electronics, Inc., all of which were acquired in 2004, and CAE's
Marine Controls division, Boeing Electron Dynamic Devices, Inc. and General
Dynamics' Propulsion Systems business unit, which were acquired in the first quarter of 2005. Operating income was $40.5 million for the 2005 first quarter, compared with $23.8 million for the 2004 first quarter. Operating margin increased to 7.7% from 6.9%, due to higher sales volume for training devices and higher margins for acquired businesses, partially offset by lower margins on conventional airport security systems and changes in product sales mix.
Operating margins for the full year 2005 are expected to be between 9% and 10%.

Orders for the Specialized Products segment were $616.0 million during the 2005 first quarter and included:

o    Orders for the eXaminer 3DX(R) Explosive Detection System (EDS) for
     domestic and international customers.

o    A follow-on contract to build three Aviation Combined Arms Tactical Trainer
     (AVCATT) Aviation Reconfigurable simulator suites to provide unit level mission readiness training for U.S. Army aviators.

o    An award to provide EO/IR capability for the P-3 Critial Obsolescence
     Program (COP).

                                    - more -

L-3 COMMUNICATIONS ANNOUNCES FIRST QUARTER 2005 RESULTS                   PAGE 5

o    An award to build F/A-18C/D Aircrew Flight Trainers (AFT) to meet Hornet aircrew combat training requirements.

o    Initial funding for the Japanese Extended Range Guided Missile (JERGM)
     program to develop upgrades and manufacture and test GPS receivers.

o    Follow-on funding for Lot II production of P-3 Tactical Operational
     Readiness Trainers (TORT) to provide complete mission aircrew readiness training.

o    Funding for LPD22 and LPD23 low-voltage switchgear, load centers and power alarm panels.

GOVERNMENT AND COMMERCIAL BUSINESSES RESULTS

For the 2005 first quarter, sales from the company's government contracting businesses increased by $378.2 million, or 27.4%, to $1,759.5 million from
$1,381.3 million for the 2004 first quarter. Operating income from the company's government businesses for the 2005 first quarter increased by $42.9 million, or
30.1%, to $185.2 million from $142.3 million for the 2004 first quarter.
Operating margin increased to 10.5% from 10.3%, primarily due to growth in sales and related improvement in margin.

Sales from the company's commercial businesses (which includes the EDS business)
increased by $62.7 million, or 44.7%, to $203.0 million, compared to $140.3 million for the 2004 first quarter. Operating income from the company's commercial businesses for the 2005 first quarter increased by $4.7 million, or
50.5%, to $14.0 million, compared to operating income of $9.3 million for the
2004 first quarter. Operating margin increased to 6.9% from 6.6%, primarily due to higher sales volume for commercial aviation products.

OUTLOOK

"We believe that conditions are optimal for L-3 to have another year of continued growth in 2005," said Mr. Lanza. "Congressional support for the 2005 supplemental budget request is very strong and initial deliberations for the DoD
2006 budget indicate that the investment account, which includes both procurement and research and development, will show growth."

"In addition, conditions in Iraq have vastly improved. The Iraqi government is establishing itself and continuing its infrastructure initiatives aimed at stabilizing the nation. U.S., Coalition and Iraqi forces have made significant progress toward reducing the insurgency and U.S. commanders have indicated that they will be able to reduce the U.S. military presence in Iraq by the end of
2005. These developments should lead to reduced funding to support the operations in Iraq going forward, which will likely shift resources to other DoD initiatives."

"Also, lessons learned from the deployments in Afghanistan and Iraq have had profound effects on how the military is approaching the transformation of its forces, strategies and assets, which will be reflected in its upcoming planning document, the Quadrennial Defense Review. It is expected that the transformation will not be platform-centric. Instead, the focus will be on recapitalization of existing assets through steady evolutionary change, with spiral insertion to upgrade their capabilities and to meet readiness needs. This likely will result in the need for fewer new platforms."

"L-3 has key products, sub-systems, services and capabilities that are part of this transformation process," continued Mr. Lanza. He noted that the DoD will emphasize real time, persistent intelligence, reconnaissance and surveillance, precision weaponry with in-flight retargeting and battle damage assessment capabilities, unmanned aerial vehicles (UAVs), network-centric battlefield awareness, joint operations, seamless command, control and communications, extreme mobility and survivability and rapid forward reach and positioning.

                                    - more -

L-3 COMMUNICATIONS ANNOUNCES FIRST QUARTER 2005 RESULTS                   PAGE 6

"We also expect that homeland security spending will continue to grow," said Mr.
Lanza. "The new secretary of the Department of Homeland Security (DHS), Michael
Chertoff, has initiated a comprehensive review of the organization, operations and policies of the department, which should be completed in a few months. We believe that the DHS will identify and prioritize those infrastructure assets that need protection and fund necessary projects, while working in partnership with local authorities to protect those sites. Some of the areas of focus will be container and cargo security requirements, port security, next-generation sensors for nuclear, biological and chemical detection, aircraft cabin surveillance, maritime security and gateway portal scanners for passenger travel
- all areas where L-3 is well-positioned and offers products, services and expertise."

"The acquisition pipeline is robust," said Mr. Lanza. "We continue to review acquisition candidates that can add niche complementary capabilities to our expanding offerings. Our strategy is to look for companies that have products or services that are number-one or number-two in their markets, add significant capabilities to our base, have affordable EBITDA multiples and can be accretive within a year."

FINANCIAL OUTLOOK FOR 2005

Based on the 2005 first quarter results, the company revised its financial guidance for the year ending December 31, 2005, as follows:

o    sales of approximately $8.2 billion, with growth of 19%, compared to 2004, including organic sales growth of at least 10%, with the remaining growth coming from business acquisitions;

o    diluted earnings per share of between $4.00 and $4.05; operating margin of approximately 11.1%, and an estimated effective income tax rate of between
     35.5% and 36.0%. The effective income tax rate for the full year 2005 is expected to decline in the second half of 2005 from the effective tax rate of 36.2% for 2005 first quarter, upon the resolution of certain tax contingencies; and

o    free cash flow in excess of $600 million. The company's free cash flow estimate is based upon net cash from operating activities in excess of $715 million, less estimated net capital expenditures of $115 million.

CONFERENCE CALL

In conjunction with this release, L-3 Communications will host a conference call, which will be simultaneously broadcast live over the Internet. Frank C.
Lanza, chairman and chief executive officer, Michael T. Strianese, senior vice president and chief financial officer, and Cynthia Swain, vice president-corporate communications, will host the call today, Tuesday, April 26,
2005.

                                   4:00 PM EDT
                                   3:00 PM CDT
                                   2:00 PM MDT
                                   1:00 PM PDT

Listeners may access the conference call live over the Internet at the following web address:

      http://phx.corporate-ir.net/playerlink.zhtml?c=120146&s=wm&e=1049365
      --------------------------------------------------------------------

                                       or

                              http://www.L-3com.com
                              ---------------------

                                    - more -

L-3 COMMUNICATIONS ANNOUNCES FIRST QUARTER 2005 RESULTS                   PAGE 7

Please allow fifteen minutes prior to the call to download and install any necessary audio software. The archived version of the call may be accessed at these sites or by dialing (800) 642-1687 (passcode: 5386372), beginning approximately two hours after the call ends, and will be available until the company's next quarterly earnings release.

Headquartered in New York City, L-3 Communications is a leading provider of
Intelligence, Surveillance and Reconnaissance (ISR) systems, secure communications systems, aircraft modernization, training and government services and is a merchant supplier of a broad array of high technology products. Its customers include the Department of Defense, Department of Homeland Security,
selected U.S. Government intelligence agencies and aerospace prime contractors.

To learn more about L-3 Communications, please visit the company's web site at
www.L-3Com.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

                                      # # #

                           - FINANCIAL TABLES FOLLOW -

                                    - more -

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                        ---------------------------------
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME DATA
           ----------------------------------------------------------
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                      ------------------------------------

                                                                 THREE MONTHS ENDED
                                                                     MARCH 31,
                                                         ---------------------------------
                                                             2005                 2004
                                                         ------------         ------------

SALES:
  CONTRACTS, PRIMARILY U.S. GOVERNMENT(a)                $   1,759.5          $    1,381.3
  COMMERCIAL, PRIMARILY PRODUCTS(a)                            203.0                 140.3
                                                         ------------         ------------
     CONSOLIDATED SALES                                  $   1,962.5          $    1,521.6
                                                         ------------         ------------
COSTS AND EXPENSES:

  CONTRACTS, PRIMARILY U.S. GOVERNMENT                       1,574.3               1,239.0
  COMMERCIAL, PRIMARILY PRODUCTS:
    COST OF SALES                                              133.1                  83.0
    SELLING, GENERAL AND ADMINISTRATIVE
      EXPENSES                                                  41.5                  32.6
    RESEARCH AND DEVELOPMENT EXPENSES                           14.4                  15.4
                                                         ------------         ------------
      CONSOLIDATED COSTS AND EXPENSES                        1,763.3               1,370.0
                                                         ------------         ------------
OPERATING INCOME                                               199.2                 151.6
OTHER (INCOME) EXPENSE, NET                                     (2.7)                  1.1
INTEREST EXPENSE                                                38.1                  36.5
MINORITY INTERESTS IN NET INCOME OF CONSOLIDATED
  SUBSIDIARIES
                                                                 3.2                   0.6
                                                         ------------         ------------
INCOME BEFORE INCOME TAXES                                     160.6                 113.4
PROVISION FOR INCOME TAXES                                      58.2                  41.4
                                                         ------------         ------------
NET INCOME                                               $     102.4          $       72.0
                                                         ============         ============
EARNINGS PER SHARE:
        BASIC                                            $      0.88          $       0.69
                                                         ============         ============
        DILUTED (b)                                      $      0.86          $       0.65(c)
                                                         ============         ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:

        BASIC                                                  116.3                 104.6
                                                         ============         ============

        DILUTED                                                119.5                 115.9(c)
                                                         ============         ============

----------------

(a) Effective January 1, 2005, the MOI business was combined with the Ilex group and as a result of this business realignment, $7.1 million of 2004 first quarter sales and $0.3 million of 2004 first quarter operating income was reclassified from "Commercial, primarily products" to "Contracts, primarily
    U.S. Government".

(b) In order to calculate diluted earnings per share for the three months ended
    March 31, 2004, the after-tax interest expense savings of $2.8 million on the assumed conversion of the CODES must be added to net income and then divided by the weighted average number of shares outstanding.

(c) Previously reported diluted EPS amounts have been restated in accordance with EITF 04-8. Diluted weighted average common shares outstanding increased by 7.8 million shares, which resulted in non-cash reductions to diluted EPS of $0.02 for the three months ended March 31, 2004.

                                    - more -

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                        ---------------------------------
                        SELECTED UNAUDITED FINANCIAL DATA
                        ---------------------------------
                                  (IN MILLIONS)
                                  -------------

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                             ------------------------
                                                                 2005          2004
                                                             ------------   ---------

FUNDED ORDERS                                                  $ 2,674.1    $ 1,670.3

REPORTABLE SEGMENT OPERATING DATA:

SALES:
    SECURE COMMUNICATIONS & ISR                                $   432.8    $   384.3
    TRAINING, SIMULATION & GOVERNMENT SERVICES                     327.7        268.5
    AIRCRAFT MODERNIZATION, O&M AND PRODUCTS                       677.7        522.6
    SPECIALIZED PRODUCTS                                           524.3        346.2
                                                             ------------   ---------
                CONSOLIDATED                                   $ 1,962.5    $ 1,521.6
                                                             ============   =========
OPERATING INCOME:
    SECURE COMMUNICATIONS & ISR                                $    53.8    $    46.1
    TRAINING, SIMULATION & GOVERNMENT SERVICES                      29.9         31.9
    AIRCRAFT MODERNIZATION, O&M AND PRODUCTS                        75.0         49.8
    SPECIALIZED PRODUCTS                                            40.5         23.8
                                                             ------------   ---------
                CONSOLIDATED                                   $   199.2    $   151.6
                                                             ============   =========
OPERATING MARGIN:
    SECURE COMMUNICATIONS & ISR                                    12.4%        12.0%
    TRAINING, SIMULATION & GOVERNMENT SERVICES                      9.1%        11.9%
    AIRCRAFT MODERNIZATION, O&M AND PRODUCTS                       11.1%         9.5%
    SPECIALIZED PRODUCTS                                            7.7%         6.9%
                      CONSOLIDATED                                 10.2%        10.0%

DEPRECIATION AND AMORTIZATION:
     ECURE COMMUNICATIONS & ISR                                $     7.8    $     8.3
    TRAINING, SIMULATION & GOVERNMENT SERVICES                       2.4          1.8
    AIRCRAFT MODERNIZATION, O&M AND PRODUCTS                         8.6          8.2
    SPECIALIZED PRODUCTS                                            13.5         11.4
                                                             ------------   ---------
                CONSOLIDATED                                   $    32.3    $    29.7
                                                             ============   =========
CASH FLOW DATA:
    NET CASH FROM OPERATING ACTIVITIES                         $   129.6    $   104.8
    NET CASH USED IN INVESTING ACTIVITIES                         (520.5)       (38.2)
    NET CASH FROM FINANCING ACTIVITIES                              23.7          4.0
                                                             ------------   ---------
    NET INCREASE (DECREASE) IN CASH                            $  (367.2)   $    70.6
                                                             ============   =========
RECONCILIATION OF GAAP TO NON-GAAP MEASUREMENTS:

NET CASH FROM OPERATING ACTIVITIES                             $   129.6    $   104.8
LESS: CAPITAL EXPENDITURES                                         (19.3)       (15.0)
ADD: DISPOSITIONS                                                    0.1          2.5
                                                             ------------   ---------
FREE CASH FLOW(d)                                              $   110.4    $    92.3
                                                             =============  =========

                                                 MARCH 31,    DECEMBER 31,
                                                   2005           2004
                                               ------------   ------------
PERIOD END DATA:
           FUNDED BACKLOG                        $ 5,866.9     $ 4,757.9
           CASH & CASH EQUIVALENTS               $   286.2     $   653.4
           TOTAL DEBT                            $ 2,187.7     $ 2,189.8
           MINORITY INTERESTS                    $    78.6     $    77.5
           SHAREHOLDERS' EQUITY                  $ 3,991.8     $ 3,799.8

---------------------

(d) The company discloses free cash flow because the company believes that, subject to the limitations discussed below, it is one indicator of the cash flow generated that is available for investing, other than capital expenditures and financing activities. Free cash flow is defined as net cash from operating activities less net capital expenditures (capital expenditures less cash proceeds from dispositions of property, plant and equipment). Free cash flow represents cash generated after paying for interest on borrowings, income taxes, capital expenditures and changes in working capital, but before repaying principal amount of outstanding debt, paying cash dividends on common stock and investing cash to acquire businesses and making other strategic investments. Thus, key assumptions underlying free cash flow are that the company will be able to refinance its existing debt when it matures with new debt, and that the company will be able to finance any new acquisitions it makes by raising new debt or equity capital. Because of these assumptions, free cash flow is not a measure that can be relied upon to represent the residual cash flow available for discretionary expenditures.